                                                                      EXHIBIT 12

                          ADVANCED RADIO TELECOM CORP.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                          NINE MONTHS ENDED
                                                                                          SEPTEMBER 30, 1996
                                                                                    ------------------------------
                                                                                      HISTORICAL      PRO FORMA
                                                                                    --------------  --------------
Net loss before fixed charges and income taxes....................................     $18,981,434     $19,073,928
Interest expense, including amortization of deferred financing costs and
 discounts........................................................................       1,396,943      20,546,088
                                                                                    --------------  --------------
Net loss before taxes.............................................................     $20,378,377     $39,620,016
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Fixed charges:
  Interest expense, including amortization of deferred financing costs and
   discounts......................................................................      $1,396,943     $20,546,088
                                                                                    --------------  --------------
Total fixed charges...............................................................      $1,396,943     $20,546,088
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Deficiency of net loss to cover fixed charges.....................................     $20,378,377     $39,620,016
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                                                                                              YEAR ENDED
                                                                                          DECEMBER 31, 1995
                                                                                    ------------------------------
                                                                                      HISTORICAL      PRO FORMA
                                                                                    --------------  --------------
Net loss before fixed charges and income taxes....................................      $3,103,303      $3,226,628
Interest expense, including amortization of deferred financing costs and
 discounts........................................................................         131,540      24,616,543
                                                                                    --------------  --------------
Net loss before taxes.............................................................      $3,234,843     $27,843,171
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Fixed charges:
  Interest expense, including amortization at deferred financing costs and
   discounts......................................................................        $131,540     $24,616,543
                                                                                    --------------  --------------
Total fixed charges...............................................................        $131,540     $24,616,543
                                                                                    --------------  --------------
                                                                                    --------------  --------------
Deficiency of net loss to cover fixed charges.....................................      $3,234,843     $27,843,171
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                                                                                  AUGUST 23, 1993
                                                                                      (DATE OF
                                                                                     INCEPTION)       YEAR ENDED
                                                                                         TO          DECEMBER 31,
                                                                                 DECEMBER 31, 1993       1994
                                                                                 ------------------  -------------
Net loss before fixed charges and income taxes.................................      $    6,594       $   124,245
Interest expense, including amortization of deferred financing costs...........          --                 4,375
                                                                                        -------      -------------
Net loss before taxes..........................................................      $    6,594       $   128,620
                                                                                        -------      -------------
Fixed charges:
  Interest expense, including amortization of deferred financing costs.........      $   --           $     4,375
                                                                                        -------      -------------
Total fixed charges............................................................      $   --           $     4,375
                                                                                        -------      -------------
                                                                                        -------      -------------
Deficiency of net loss to cover fixed charges..................................      $    6,594       $   128,620
                                                                                        -------      -------------
                                                                                        -------      -------------